GENERAL DEVICES ANNOUNCES PRIVATE PLACEMENT
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     BEDMINSTER,  NEW  JERSEY -  SEPTEMBER  30,  2002 - GENERAL  DEVICES,  INC.,
(OTCBB:GNDV) today announced that the Board of General Devices, Inc. (the "Company") approved on September 23, 2002 the issuance of up to 300,000 shares of common stock at a price of $.16 per share to one of the Company's principal stockholders, Asset Value Fund Limited Partnership ("Asset Value") in a private transaction. Pursuant to this authorization, on September 25, 2002, Asset Value purchased 175,000 shares for an aggregate purchase price of $28,000. The proceeds will be used by the Company as working capital to fund its operations.








     This release contains forward-looking statements which may involve known and unknown risks, uncertainties and other factors that may cause General Devices actual results and performance in future periods to be materially different from any future results or performance suggested by these statements. General Devices cautions investors, not to place undue reliance on forward-looking statements, which speak only to management's expectations on this date.